SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): February 19, 2010

Commission File No. 0-26669

Can-Cal Resources Ltd.

(Name of Small Business Issuer in its charter)

Nevada	88-0336988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Vista Mar Drive, Las Vegas, NV  89128

(Address of principal executive offices)

(702) 243-1849

(Issuer's telephone number)

N/A

(Former name, former  address  and  former  fiscal  year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On February 19, 2010, pursuant to a private placement exemptions under Section 4(2) and Regulation S of the Securities Act of 1933, Can-Cal Resources Ltd. (the “Company”), completed the final tranche of is US$350,000 non-brokered private placement, which was oversubscribed.  The final tranche consisted of 1,144,000 units ("Units") at a price of US$0.125 per Unit for gross proceeds of US$143,000. Each Unit consists of one common share and one warrant to purchase one share of common stock of the Company ("Warrant"). Each Warrant is exercisable into one Common Share at US$0.15 per share until March 31, 2011.  Including this trance, the total gross proceeds from the private placement, which commenced in May 2009 and ended February 19, 2010, realized total gross proceeds of $370,825 in exchange for the issuance of a total of 2,966,600 shares of common stock and an equal number of Warrants.

The Company plans to use the proceeds of the sale (i) for exploration and development of Can-Cal’s current properties, including ongoing laboratory methodology processing and metallurgy testing in relation to precious metal extraction from Can-Cal’s Pisgah and Wikieup properties; (ii) to fund the rescission of certain prior sales of shares as per the requirements of the British Columbia Securities Commission in connection with April 24, 2009, partial revocation of the Cease Trade Order, and; (iii) for general working capital requirements.

Section 8– Other Events

Item 8.01 Other Events

On February 19, 2010, the Company issued a press release announcing the sale of securities detailed in Item 3.02 of this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION

99.7	Press release issued February 19, 2010	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2010

Can-Cal Resources Ltd.

By:	/s/ Michael Hogan
Michael Hogan
Chief Executive Officer